Exhibit 99.1

Change Healthcare Inc. Reports Fourth Quarter and Full Year Fiscal 2022 Financial Results

•	Strong revenue and cash flow growth driven by continued momentum in core business and investment in expanded capabilities

•	Total revenue of $920M, including record solutions revenue of $859M; solutions revenue growth of 6.8% driven by increased volume, COVID-19 activities and new sales

Nashville, Tenn., May 25, 2022 – Change Healthcare Inc. (Nasdaq: CHNG) (the “Company” or “Change Healthcare”), a leading healthcare technology company, today reported financial results for the fourth quarter and fiscal year ended March 31, 2022.

“The fourth quarter performance demonstrates the execution of our growth strategy, delivering on our financial objectives while continuing to make investments to advance our capabilities and support our customers and employees,” said Neil de Crescenzo, president and chief executive officer. “As we enter fiscal 2023, we remain focused on developing and delivering innovative solutions for healthcare providers, payers, partners and consumers to improve clinical, financial, and care outcomes.”

Fiscal 2022 Fourth Quarter Highlights:

Recent Business Highlights

•

Signed a strategic partnership with Luma Health that will utilize Luma’s KLAS-recognized Healthcare Engagement Engine™ alongside Change Healthcare’s proven revenue cycle capabilities to develop new patient engagement solutions that seamlessly connect every touchpoint across the patient journey.

•

Integrated predictive analytics into InterQual AutoReview, enabling the solution to apply artificial intelligence to real-time EHR data and provide data-driven predictions on which level of care status is right for each patient.

•	Awarded “Best in KLAS” for Payer IT Consulting Services for the third time in four years.

Impact of McKesson Exit on Comparability of Results

On March 10, 2020, Change Healthcare Inc. acquired the interest in Change Healthcare LLC (“the Joint Venture”) previously held by McKesson. The transaction resulted in Change Healthcare Inc. acquiring control of the Joint Venture, which was accounted for as a business combination resulting in fair value adjustments to various assets and liabilities, including deferred revenue, goodwill, and intangible assets.

Financial Results for Fourth Quarter of Fiscal 2022

	Q4 2022	Q4 2021
Total Revenue[1]	$920.1 million	$855.2 million
Solutions Revenue[1]	$859.2 million	$804.3 million
Net Income (Loss)	$7.1 million	$(13.1) million
Diluted EPS[2]	$0.02	$(0.04)
Adjusted EBITDA	$282.3 million	$272.0 million
Adjusted Net Income	$130.3 million	$134.0 million
Adjusted Diluted EPS[2]	$0.39	$0.42

1.

Total Revenue and Solutions Revenue for fourth quarter of fiscal 2021 included the impact of fair value adjustments to deferred revenue resulting from the McKesson exit, which reduced revenue recognized by $10.1 million.

2.	Diluted EPS and Adjusted Diluted EPS for the current period are based on 331 million shares compared to 321 million shares in the fourth quarter of fiscal 2021.

Solutions revenue in the fourth quarter grew 6.8% compared to the fourth quarter of fiscal 2021, driven by volume growth and incremental revenue from COVID-19 testing and new sales. Adjusted EBITDA grew 3.8% over the same period, reflecting the aforementioned revenue growth, partially offset by investments to support business initiatives.

Cash Flow and Balance Sheet Highlights

Net cash provided by operating activities was $696.9 million and free cash flow was $420.6 million, in each case, for the twelve months ended March 31, 2022. For the twelve months ended March 31, 2021, net cash provided by operating activities and free cash flow were $586.2 million and $339.8 million, respectively. Free cash flow increased 23.8% in the current year compared to fiscal 2021.

Net cash provided by operating activities and free cash flow each are affected by pass-thru funds we receive from certain pharmaceutical industry participants in advance of our obligation to remit these funds to participating retail pharmacies. Such pass-thru funds on hand increased by $12.9 million in the twelve months ended March 31, 2022, increasing free cash flow for the period by that amount, and decreased by $12.8 million for the twelve months ended March 31, 2021.

The Company ended the quarter with approximately $252.3 million of cash and cash equivalents, and approximately $4,590.1 million of total debt. Subsequent to the end of the quarter, the Company repaid $100.0 million of its Senior Notes.

Guidance

Due to the proposed transaction with OptumInsight, we will no longer be providing financial guidance.

Update on Proposed Merger with OptumInsight

On January 5, 2021, OptumInsight, a diversified health services company and part of UnitedHealth Group, and Change Healthcare agreed to combine (the “Merger”). Under the terms of the merger agreement, UnitedHealth Group, through a wholly-owned subsidiary, will acquire all of the outstanding shares of Change Healthcare common stock for $25.75 per share in cash. The Boards of Directors of both UnitedHealth Group and Change Healthcare have unanimously approved the terms of the Merger, and Change Healthcare stockholders voted to approve the Merger on April 13, 2021. The closing of the Merger is subject to applicable regulatory approval and other customary closing conditions.

On February 24, 2022, the Department of Justice (“DOJ”) and certain other parties commenced litigation to block the Merger, and the Company continues to support UnitedHealth Group in working toward closing the Merger. On April 4, 2022, the parties to the merger agreement entered into a waiver pursuant to which, among other things, Change Healthcare and UnitedHealth Group each waived its right to terminate the merger agreement until the earlier of (i)the tenth business day following a final order issued by the U.S. District Court for the District of Columbia with respect to the complaint filed by the DOJ that prohibits the consummation of the Merger and (ii) December 31, 2022. OptumInsight will pay a $650 million fee to Change Healthcare in the event the Merger is unable to be completed because of the decision issued by the U.S. District Court for the District of Columbia upon completion of the trial that is scheduled to begin on August 1, 2022.

Additionally, the Company will be permitted to declare and pay a one-time special dividend of up to $2.00 in cash per each issued and outstanding share of its common stock, with a record date and payment date to be determined in the sole discretion of the Company’s Board of Directors (or a committee thereof). The Company expects to pay the dividend at or about the time of closing the Merger.

On April 22, 2022, UnitedHealth Group, as seller, entered into an equity purchase agreement and related agreements relating to the sale of the Company’s claims editing business to an affiliate of investment funds of TPG Capital for a base purchase price in cash equal to $2.2 billion (subject to customary adjustments). Consummation of the transaction is contingent on a number of conditions, including the consummation of the Merger.

Webcast Information

Change Healthcare will host a conference call on Thursday, May 26, 2022, at 8:00 a.m. ET. Due to the previously announced transaction with OptumInsight, the Company will not be taking questions during the conference call.

Investors and other interested parties are invited to listen to the conference call via the Company’s website at https://ir.changehealthcare.com/. The webcast will be available for on-demand listening at the aforementioned URL until May 26, 2023.

About Change Healthcare

Change Healthcare (Nasdaq: CHNG) is a leading healthcare technology company, focused on insights, innovation, and accelerating the transformation of the U.S. healthcare system through the power of the Change Healthcare platform. We provide data and analytics-driven solutions to improve clinical, financial, administrative, and patient engagement outcomes in the U.S. healthcare system. Learn more at changehealthcare.com.

CHNG-IR

Contacts

David Elliott

Enterprise Strategy & Investor Relations

205-907-5540

daelliott@changehealthcare.com

Katherine Wojtecki

External Communications

630-624-9142

Katherine.Wojtecki@changehealthcare.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations and businesses of Change Healthcare. Some of these statements can be identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “could,” “should,” “may,” “plan,” “project,” “predict” and similar expressions. Change Healthcare cautions readers of this press release that such “forward looking statements,” including without limitation, those relating to the timing of the proposed merger and Change Healthcare’s future business prospects, revenue, working capital, liquidity, capital needs, interest costs and income, wherever they occur in this press release or in other statements attributable to Change Healthcare, are necessarily estimates reflecting the judgment of Change Healthcare’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward looking statements.”

Factors that could cause Change Healthcare’s actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to, the inability to complete the proposed merger due to the failure to satisfy the conditions to the completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management’s attention from Change Healthcare’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on Change Healthcare’s operations, results and business generally; the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; macroeconomic and industry trends and adverse developments in the debt, consumer credit and financial services markets; uncertainty and risks related to the impact of the COVID-19 pandemic (including the rise of COVID-19 variant strains such as the Delta and Omicron variants) on the national and global economy, Change Healthcare’s business, suppliers, customers, and employees; Change Healthcare’s ability to retain and recruit key management personnel and other talent (including while the proposed merger is pending); Change Healthcare’s ability to retain or renew existing customers and attract new customers; Change Healthcare’s ability to connect a large number of payers and providers; Change Healthcare’s ability to provide competitive services and prices while maintaining its margins; further consolidation in Change Healthcare’s end-customer markets; Change Healthcare’s ability to effectively manage its costs; Change Healthcare’s ability to effectively develop and maintain relationships with its channel partners; Change Healthcare’s ability to timely develop new services and improve existing solutions; Change Healthcare’s ability to deliver services timely without interruption; a decline in transaction volume in the U.S. healthcare industry; Change Healthcare’s ability to maintain access to its data sources; Change Healthcare’s ability to maintain the security and integrity of its data; Change Healthcare’s reliance on key management personnel; Change Healthcare’s ability to manage and expand its operations and keep up with rapidly changing technologies; the ability of outside service providers and key vendors to fulfill their obligations to Change Healthcare; risks related to international operations; Change Healthcare’s ability to protect and enforce its intellectual property, trade secrets and other forms of unpatented intellectual property; Change Healthcare’s ability to defend its intellectual property from infringement claims by third parties; government regulation and changes in the regulatory environment; changes in local, state, federal and international laws and regulations, including related to taxation; economic and political instability in the U.S. and international markets where Change Healthcare operates; the economic impact of escalating global tensions, including the conflict between Russia and Ukraine, and the adoption or expansion of economic sanctions or trade restrictions; litigation or regulatory proceedings; losses against which Change Healthcare does not insure; Change Healthcare’s ability to make acquisitions and integrate the operations of acquired businesses; Change Healthcare’s ability to make timely payments of principal and interest on its indebtedness; Change Healthcare’s ability to satisfy covenants in the agreements governing its indebtedness; Change Healthcare’s ability to maintain liquidity; the potential dilutive effect of future issuance of shares of Change Healthcare’s common stock; the impact of anti-takeover provisions in Change Healthcare’s organizational documents and under Delaware law, which may discourage or delay acquisition attempts; Change Healthcare’s adoption of new, or amendments to existing, accounting standards, and other risks. For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Change Healthcare’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on May 27, 2021 as such factors may be updated from time to time in our periodic filings with the SEC.

Change Healthcare’s forward-looking statements speak only as of the date of this press release or as of the date they are made. Change Healthcare disclaims any intent or obligation to update any “forward looking statement” made in this press release to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Non-GAAP Financial Measures

In the Company’s earnings releases, prepared remarks, conference calls, slide presentations and webcasts, there may be use or discussion of non-GAAP financial measures. We believe such measures provide supplemental information to investors with regards to our operating performance and assist investors’ ability to compare our financial results to those of other companies in the same industry. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between the comparable GAAP financial measure and each non-GAAP financial measure are included in this press release after the consolidated financial statements. These non-GAAP financial measures are calculated and presented on the basis of methodologies other than in accordance with GAAP. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP and may be defined and calculated differently by others in the same industry.

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Solutions revenue	$859,194	$804,299
Postage revenue	60,937	50,861

Total revenue	920,131	855,160
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	362,459	357,506
Research and development	72,306	58,926
Sales, marketing, general and administrative	186,288	187,606
Customer postage	60,937	50,861
Depreciation and amortization	179,345	154,495
Accretion and changes in estimate with related parties, net	5,967	2,744
Gain on sale of businesses	—	1,344

Total operating expenses	867,302	813,482

Operating income (loss)	52,829	41,678
Non-operating (income) and expense
Interest expense, net	56,959	59,508
Loss on extinguishment of debt	—	1,289
Other, net	2,078	(2,253)

Total non-operating (income) and expense	59,037	58,544

Income (loss) before income tax provision (benefit)	(6,208)	(16,866)
Income tax provision (benefit)	(13,298)	(3,776)

Net income (loss)	$7,090	$(13,090)

Net income (loss) per common share:
Basic	$0.02	$(0.04)
Diluted	$0.02	$(0.04)
Weighted average common shares outstanding:
Basic	325,002,702	321,393,600
Diluted	330,822,467	321,393,600

Consolidated Statements of Operations

(unaudited and amounts in thousands, except share and per share amounts)

	Year Ended March 31,
	2022	2021
Revenue:
Solutions revenue	$3,261,203	$2,893,889
Postage revenue	219,612	196,532

Total revenue	3,480,815	3,090,421
Operating expenses:
Cost of operations (exclusive of depreciation and amortization below)	1,415,267	1,335,075
Research and development	277,930	227,036
Sales, marketing, general and administrative	734,554	686,645
Customer postage	219,612	196,532
Depreciation and amortization	681,808	591,048
Accretion and changes in estimate with related parties, net	14,833	13,158
Gain on sale of businesses	—	(59,143)

Total operating expenses	3,344,004	2,990,351

Operating income (loss)	136,811	100,070
Non-operating (income) and expense
Interest expense, net	234,244	245,241
Loss on extinguishment of debt	3,885	8,924
Other, net	4,683	(6,698)

Total non-operating (income) and expense	242,812	247,467

Income (loss) before income tax provision (benefit)	(106,001)	(147,397)
Income tax provision (benefit)	(48,611)	(35,187)

Net income (loss)	$(57,390)	$(112,210)

Net income (loss) per common share:
Basic and diluted	$(0.18)	$(0.35)
Weighted average common shares outstanding:
Basic and diluted	323,996,600	320,771,789

Consolidated Balance Sheets

(unaudited and amounts in thousands, except share and per share amounts)

	March 31, 2022	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$252,298	$113,101
Accounts receivable, net	720,122	732,614
Contract assets, net	162,828	132,856
Prepaid expenses and other current assets	177,659	140,258

Total current assets	1,312,907	1,118,829
Property and equipment, net	141,340	174,370
Operating lease right-of-use assets, net	65,680	93,412
Goodwill	4,112,904	4,108,792
Intangible assets, net	3,699,603	4,187,072
Other noncurrent assets, net	600,061	430,141

Total assets	$9,932,495	$10,112,616

Liabilities
Current liabilities:
Accounts payable	$104,273	$57,449
Accrued expenses	461,506	484,293
Deferred revenue	469,098	436,666
Due to related parties, net	13,057	10,766
Current portion of long-term debt	10,006	27,339
Current portion of operating lease liabilities	21,726	30,608

Total current liabilities	1,079,666	1,047,121
Long-term debt, excluding current portion	4,580,087	4,734,775
Long-term operating lease liabilities	52,286	75,396
Deferred income tax liabilities	563,606	605,291
Tax receivable agreement obligations to related parties	104,863	103,151
Tax receivable agreement obligations	202,762	229,082
Other long-term liabilities	73,118	65,572

Total liabilities	6,656,388	6,860,388
Commitments and contingencies
Stockholders’ Equity
Common Stock (par value, $0.001), 9,000,000,000 and 9,000,000,000 shares authorized and 313,131,714 and 306,796,076 shares issued and outstanding at March 31, 2022 and March 31, 2021, respectively	313	307
Preferred stock (par value, $0.001), 900,000,000 shares authorized and no shares issued and outstanding at both March 31, 2022 and March 31, 2021	—	—
Additional paid-in capital	4,340,759	4,283,391
Accumulated other comprehensive income (loss)	35,116	11,221
Accumulated deficit	(1,100,081)	(1,042,691)

Total stockholders’ equity	3,276,107	3,252,228

Total liabilities and stockholders’ equity	$9,932,495	$10,112,616

Consolidated Statements of Cash Flows

(unaudited and amounts in thousands)

	Year Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$(57,390)	$(112,210)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	681,808	591,048
Amortization of capitalized software developed for sale	3,509	1,326
Accretion and changes in estimate, net	25,276	11,644
Equity compensation	95,730	59,016
Deferred income tax expense (benefit)	(49,060)	(50,114)
Amortization of debt discount and issuance costs	31,284	32,532
Loss on extinguishment of debt	3,885	8,924
Non-cash lease expense	26,648	29,114
Gain on sale of businesses	—	(59,143)
Other, net	17,658	8,257
Changes in operating assets and liabilities:
Accounts receivable, net	12,295	(6,064)
Contract assets, net	(26,114)	158
Prepaid expenses and other assets	(82,507)	(87,540)
Accounts payable	34,825	(21,407)
Accrued expenses and other liabilities	(61,032)	14,178
Deferred revenue	40,063	166,477

Net cash provided by (used in) operating activities	696,878	586,196

Cash flows from investing activities:
Capitalized expenditures	(276,276)	(246,381)
Acquisitions, net of cash acquired	—	(439,483)
Proceeds from sale of businesses	—	115,733
Other, net	(663)	2,099

Net cash provided by (used in) investing activities	(276,939)	(568,032)

Cash flows from financing activities:
Payments on Term Loan Facility	(180,000)	(315,000)
Payments under tax receivable agreements	(21,537)	(20,691)
Receipts (payments) on derivative instruments	(22,709)	(29,538)
Employee tax withholding on vesting of equity compensation awards	(37,751)	(4,108)
Payments on deferred financing obligations	(10,991)	(19,519)
Payment of senior amortizing notes	(16,384)	(15,636)
Proceeds from exercise of equity awards	8,933	17,514
Payments on Revolving Facility	—	(250,000)
Proceeds from issuance of Senior Notes	—	325,000
Other, net	(468)	(6,800)

Net cash provided by (used in) financing activities	(280,907)	(318,778)

Effect of exchange rate changes on cash and cash equivalents	165	3,310

Net increase (decrease) in cash and cash equivalents	139,197	(297,304)

Cash and cash equivalents at beginning of period	113,101	410,405

Cash and cash equivalents at end of period	$252,298	$113,101

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$7,090	$(13,090)
Income tax provision (benefit)	(13,298)	(3,776)

Income (loss) before income tax provision (benefit)	(6,208)	(16,866)
Amortization of capitalized software developed for sale	999	776
Depreciation and amortization	179,345	154,495
Interest expense, net	56,959	59,508
Equity compensation	21,012	24,158
Acquisition accounting adjustments	(4,762)	5,917
Acquisition and divestiture-related costs	12,254	9,590
Integration and related costs	3,608	13,094
Strategic initiatives, duplicative and transition costs	7,977	8,671
Severance costs	(4,484)	2,717
Accretion and changes in estimate, net	11,706	3,215
Impairment of long-lived assets and other	728	3,772
Loss on extinguishment of debt	—	1,289
Gain on sale of business	—	1,344
Other non-routine, net	3,189	365

Adjusted EBITDA	$282,323	$272,045

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(unaudited and amounts in thousands)

	Year Ended March 31,
	2022	2021
Net income (loss)	$(57,390)	$(112,210)
Income tax provision (benefit)	(48,611)	(35,187)

Income (loss) before income tax provision (benefit)	(106,001)	(147,397)
Amortization of capitalized software developed for sale	3,509	1,326
Depreciation and amortization	681,808	591,048
Interest expense, net	234,244	245,241
Equity compensation	95,730	59,016
Acquisition accounting adjustments	(11,839)	109,743
Acquisition and divestiture-related costs	41,120	19,709
Integration and related costs	26,803	40,675
Strategic initiatives, duplicative and transition costs	46,041	21,841
Severance costs	10,178	13,184
Accretion and changes in estimate, net	25,276	11,644
Impairment of long-lived assets and other	4,958	18,190
Loss on extinguishment of debt	3,885	8,924
Gain on sale of business	—	(59,143)
Contingent consideration	—	(3,000)
Other non-routine, net	15,339	3,164

Adjusted EBITDA	$1,071,051	$934,165

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)

(unaudited and amounts in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net income (loss)	$7,090	$(13,090)
Amortization expense resulting from acquisition method adjustments	125,231	117,362
EBITDA adjustments	51,228	74,132
Tax effect of EBITDA adjustments and amortization expense	(53,254)	(44,413)

Adjusted net income (loss)	$130,295	$133,991

Adjusted net income (loss) per diluted share	$0.39	$0.42

	Year Ended March 31,
	2022	2021
Net income (loss)	$(57,390)	$(112,210)
Amortization expense resulting from acquisition method adjustments	498,843	463,334
EBITDA adjustments	257,491	243,947
Tax effect of EBITDA adjustments and amortization expense	(204,745)	(166,324)

Adjusted net income (loss)	$494,199	$428,747

Adjusted net income (loss) per diluted share	$1.53	$1.34

Segment Results

(unaudited and amounts in thousands)

	Three Months Ended March 31,		$ Change	% Change
	2022	2021
Segment revenue
Software and Analytics	$443,171	$416,265	$26,906	6.5%
Network Solutions	216,402	198,334	18,068	9.1%
Technology-Enabled Services	234,262	227,311	6,951	3.1%
Postage and Eliminations (1)	26,296	23,391	2,905	12.4%
Purchase Accounting Adjustment (2)	—	(10,141)	10,141	(100.0)%

Net revenue	$920,131	$855,160	$64,971	7.6%

Segment adjusted EBITDA
Software and Analytics	$164,180	$144,025	$20,155	14.0%
Network Solutions	103,170	108,147	(4,977)	(4.6)%
Technology-Enabled Services	14,973	19,873	(4,900)	(24.7)%
Postage and Eliminations	—	—	—	—%

Total adjusted EBITDA	$282,323	$272,045	$10,278	3.8%

	Year Ended March 31,		$ Change	% Change
	2022	2021
Segment revenue
Software and Analytics	$1,612,931	$1,534,926	$78,005	5.1%
Network Solutions	868,425	717,843	150,582	21.0%
Technology-Enabled Services	924,472	869,349	55,123	6.3%
Postage and Eliminations (1)	82,727	96,533	(13,806)	(14.3)%
Purchase Accounting Adjustment (2)	(7,740)	(128,230)	120,490	(94.0)%

Net revenue	$3,480,815	$3,090,421	$390,394	12.6%

Segment adjusted EBITDA
Software and Analytics	$561,994	$526,129	$35,865	6.8%
Network Solutions	446,378	377,005	69,373	18.4%
Technology-Enabled Services	62,679	31,031	31,648	102.0%
Postage and Eliminations	—	—	—	—%

Total adjusted EBITDA	$1,071,051	$934,165	$136,886	14.7%

(1)

Revenue for Postage and Eliminations includes postage revenue of $60.9 million and $50.9 million for the three months ended March 31, 2022 and 2021, respectively. Revenue for Postage and Eliminations includes postage revenue of $219.6 million and $196.5 million for the years ended March 31, 2022 and 2021, respectively.

(2)

Amount reflects the impact to deferred revenue resulting from the McKesson exit which reduced revenue recognized during the three months ended March 31, 2021 as well as the years ended March 31, 2022 and 2021.

Reconciliation of Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow

(unaudited and amounts in thousands)

	Year Ended March 31,
	2022	2021
Cash provided by (used in) operating activities (1)	$696,878	$586,196
Capital expenditures	(276,276)	(246,381)

Free cash flow	420,602	339,815
Adjustments to free cash flow (2):
Integration and related costs	26,803	40,675
Strategic initiatives, duplicative and transition costs	46,041	21,841
Severance costs	10,178	13,184
Integration and strategic capital expenditures	26,166	14,379

Adjusted free cash flow	$529,790	$429,894

(1)

Includes cash provided by pass-thru funds of $12.9 million for the year ended March 31, 2022 and cash used by pass-thru funds of $12.8 million for Change Healthcare Inc. for the year ended March 31, 2021.

(2)	All operating costs and integration and strategic capital expenditures are presented on an as-incurred basis.